Exhibit 10.17.3

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

FOR EMPLOYEE GRANTS

THIS AGREEMENT is made as of the                  day of                         ,         , (the ”Agreement”) between SPINNAKER EXPLORATION COMPANY, a Delaware corporation (the “Company”), and                                      (“Employee”). Capitalized terms used but not defined herein shall have the meaning set forth in the SPINNAKER EXPLORATION COMPANY 2005 STOCK INCENTIVE PLAN (the “Plan”).

To carry out the purposes of the Plan, by affording Employee the opportunity to purchase shares of common stock, par value $0.01 per share, of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of                          shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $                     per share, which has been determined to be not less than 105% of the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Shares That May Be Purchased
Less than 1 year	20%
1 year	40%
2 years	60%
3 years	80%
4 years or more	100%

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon termination of Employee’s employment with the Company, except that:

(a) If Employee’s employment with the Company terminates for any reason other than cause (as such term is defined in subparagraph (d) below) on or after the date upon which Employee both attains age 60 and completes five or more years of employment with the Company

(“Retirement Date”), this Option may be exercised by Employee (or Employee’s guardian or legal representative or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, or by a Permitted Transferee who acquires this Option pursuant to Paragraph 5 of this Agreement) at any time during the period of three years following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee so terminates.

(b) If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code) prior to Employee’s Retirement Date, this Option may be exercised by Employee (or Employee’s guardian or legal representative or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, or by a Permitted Transferee who acquires this Option pursuant to Paragraph 5 of this Agreement) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee so terminates.

(c) If Employee dies while in the employ of the Company prior to Employee’s Retirement Date, Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, or a Permitted Transferee who acquires this Option pursuant to Paragraph 5 of this Agreement) may exercise this Option at any time during the period of one year following the date of Employee’s death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee so terminates.

(d) If Employee’s employment with the Company terminates for any reason or at any time other than as described in (a), (b) or (c) above, unless Employee voluntarily terminates such employment or such employment is terminated for cause, this Option may be exercised by Employee, or by a Permitted Transferee who acquires this Option pursuant to Paragraph 5 of this Agreement, at any time during the period of three months following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee’s employment with the Company so terminates. The Committee appointed by the Board of Directors (the “Board”) to administer the Plan (the “Committee”) may, in its sole discretion, advise Employee in writing, prior to a voluntary termination of Employee’s employment, that such termination will be treated for purposes of this subparagraph as an involuntary termination for a reason other than cause. As used in this Paragraph 3, the term “cause” shall mean Employee (i) has been convicted of a misdemeanor involving moral turpitude or of a felony, (ii) has engaged in gross negligence or willful misconduct in the performance of the duties of Employee’s employment, (iii) has willfully disregarded any written corporate policies established by the Company, or (iv) has materially breached any material provision of any written agreement between Employee and the Company or any of its affiliates.

This Option shall not be exercisable in any event after the expiration of five years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death, or a Permitted Transferee, as applicable) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

5. Transferability. Any rights or interests in this Option will be transferable only as provided in Section 10(a) of the Plan, including Section 10(a)(i) of the Plan regarding transfers to Permitted Transferees made in accordance with the provisions of Section 10(a) of the Plan. Following the transfer of this Option, as permitted by the Committee in its complete discretion, (a) this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Employee” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Employee, or other transferee, as applicable, to the extent appropriate to enable the holder to exercise this Option in accordance with the terms of the Plan and applicable law and (b) the provisions of this Option relating to exercisability shall continue to be applied with respect to the original holder and, following the occurrence of any such events described herein, this Option shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Employee, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

6. Recapitalization or Reorganization.

(a) Existence of Options. The existence of this Option shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any of its Subsidiaries, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any of its Subsidiaries or any sale, lease, exchange or other disposition of all or any part of the assets or business of the Company or any of its Subsidiaries or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares. The shares of Stock issuable pursuant to the exercise of this Option are shares of Stock as presently constituted, but if, and whenever, prior to the expiration this Option, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which this Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares of Stock shall be proportionately increased, and the purchase price per share of Stock shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares of Stock shall be proportionately reduced, and the purchase price per share of Stock shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by this Option shall be adjusted so that the Option shall thereafter cover the number and class of shares of capital stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by the Option. If (i) the Company merges with or into any entity or is a party to a consolidation, (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other Person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any Person or entity, including a “group” as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of the members of the Board, the persons who were members of the Board before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), the Committee shall effect one or more of the following alternatives: (A) accelerate the time at which this Option may be exercised so that the Option may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which date the Option, to the extent unexercised, and all rights of the holder thereunder shall terminate, (B) require the mandatory surrender to the Company of this Option (irrespective of whether the Option is then exercisable) as of a date, before or after such Corporate Change, specified by the Committee in which event the Committee shall thereupon cancel the Option and pay or cause to be paid to the holder the securities or other property (including, without limitation, cash) exchanged for the shares of Stock subject to such Option that the holder would have been entitled to pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the holder had been the holder of record of the number of shares of Stock then covered by such Option, (C) make such adjustment to the Option as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Option), or (D) provide that the number and class of shares of Stock covered by this Option shall be adjusted so that the Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the holder had been the holder of record of the number of shares of

Stock then covered by such Option. The provisions contained in this Paragraph 6(c) shall not terminate any rights of the holder to further payments pursuant to any other agreement with the Company following a Corporate Change.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to this Option or the purchase price per share.

7. Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Securities Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Securities Act is available. The Company intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death or incapacity or a Permitted Transferee, as applicable), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

8. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.

9. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

10. Furnish Information. Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

11. Remedies. The parties to this Agreement agree that each shall bear its own share of expenses and fees, including, but not limited to, attorneys’ expenses and fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

12. Information Confidential. As partial consideration for the granting of this Option, Employee hereby agrees with the Company that Employee will keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that Employee has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to Employee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

13. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary entity of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

14. No Liability for Good Faith Determinations. The members of the Board and the Committee shall not be liable for any act, omission, interpretation or determination taken or made in good faith with respect to this Agreement or this Option and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

15. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

16. Company Records. Records of the Company or its Subsidiaries regarding Employee’s period of employment, termination of employment and the reason therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

17. Company Action. Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.

18. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

20. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

21. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to Employee, or to Employee’s legal representative, heir, legatee, distributee, or Permitted Transferee in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require Employee or Employee’s legal representative, heir, legatee, distributee, or Permitted Transferee as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

22. Amendment. This Agreement may be amended by the Committee; provided, however, that no amendment may decrease Employee’s rights inherent in this Option prior to such amendment without Employee’s express written consent. Notwithstanding the provisions of this Paragraph 22, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

23. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

SPINNAKER EXPLORATION COMPANY

By:

Name:

Title:

EMPLOYEE

By:

Name: